Registration No. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
               --------------------------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                              TRUSTCO BANK CORP NY
               (Exact Name of Company as Specified in Its Charter)
                       New York                            14-1630287
         (State or Other Jurisdiction      (I.R.S. Employer Identification No.)
           of Incorporation or Organization)

                  320 State Street, Schenectady, New York 12305
               (Address of Principal Executive Offices) (Zip Code)

        AMENDED AND RESTATED 1995 TRUSTCO BANK CORP NY STOCK OPTION PLAN
                            (Full Title of the Plan)


                                WILLIAM F. TERRY
                                    Secretary
                              TrustCo Bank Corp NY
                                320 State Street
                           Schenectady, New York 12305
                     (Name and Address of Agent For Service)

                                 (518) 377-3311
                     (Telephone Number, Including Area Code,
                              of Agent For Service)

                                   Copies to:
                             John K. Pruellage, Esq.
                          Lewis, Rice & Fingersh, L.C.
                         500 North Broadway, Suite 2000
                            St. Louis, Missouri 63102
                                 (314) 444-7600

                         CALCULATION OF REGISTRATION FEE
===============================================================================

                                    Proposed       Proposed
   Title Of          Amount         Maximum        Maximum        Amount Of
Securities To        To Be        Offering Price    Aggregate     Registration
Be Registered      Registered(1)   Per Share(2)    Offering Price        Fee
===============================================================================
Common Stock,
($1.00 par value)  1,175,000      $28.06          $32,970,500     $9,165.00
===============================================================================

         (1) The securities registered hereunder include securities issued pursuant to the terms of the Amended and Restated 1995 TrustCo Bank Corp NY Stock Option Plan that provide for adjustments in the amount of securities being issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

         (2) Pursuant to Rule 457(h) represents the average of the high and low reported prices for the Company's common stock as reported on the NASDAQ National Market System on ________ __, 1999, such date being a date within five
(5) business days prior to the date of filing of this Registration Statement.

          PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference


         Information contained in the following documents of TrustCo Bank Corp NY (the "Company") filed with the Securities and Exchange Commission (the "Commission") is incorporated herein by reference:


         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, as filed with the Commission pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act");


         (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1998;


         (c) The description of the Company's common stock contained in the Company's Registration Statement on Form S-4 under the Securities Act of 1933, Registration No. 33-40379, and an update of that description contained in the Company's Current Report on Form 8-K filed on July 9, 1991; and including any amendment or report filed for purposes of updating such description.


         All reports and other documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.


Item 4.  Description of Securities


         This item is inapplicable since the securities to be offered are registered under Section 12 of the Exchange Act.


Item 5.  Interests of Named Experts and Counsel


         The legality of the issue of the shares of the Company's common stock offered hereunder has been passed upon for the Company by Lewis, Rice & Fingersh, L.C., St. Louis, Missouri. Members of, and attorneys employed by, Lewis, Rice & Fingersh, L.C., owned directly or indirectly as of March 1, 1999, approximately 11,041 shares of Common Stock of the Company.


Item 6.  Indemnification Of Directors And Officers

         Sections 721-725 of the New York Business Corporation Law provide for or permit the indemnification of directors and officers of the Company, a New York corporation, under certain circumstances. Generally, a corporation may indemnify a director or officer of the corporation against any judgments, fines, amounts paid in settlement and reasonable expenses, if such director or officer acted, in good faith, for a purpose which he or she reasonably believed to be in the best interests of the corporation and, in criminal actions, had no reasonable cause to believe that his or her conduct was unlawful.

        Article XI of the Company's Amended and Restated Certificate of Incorporation provides that to the fullest extent elimination or limitation of director liability is permitted by the New York Business Corporation Law, no directors of the corporation shall be liable to the corporation, or its shareholders for any breach of duty in such capacity.

         Article 13, Section 13.2, of the Company's Bylaws, as amended, expressly provides that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of an act of deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not entitled.

         Pursuant to employment agreements between the Company and certain of its executive officers, the Company provides that it shall indemnify such executives for acts or decisions made by such executives in good faith while performing services for the Company, and the Company shall use its best efforts to obtain insurance coverage relating thereto.

         Pursuant to a policy of directors' and officers' insurance with total annual limits of $10,000,000, the directors and officers of the Company are insured, subject to the limits, exceptions and other terms and conditions of such policy, against liability for claims made against them for any actual or alleged error or misstatement or misleading statement or act or omission or neglect or breach of duty while acting in their individual or collective capacities as directors or officers.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and therefore is unenforceable.

Item 7.  Exemption from Registration Claimed

         This item is inapplicable.


Item 8.  Exhibits


         The following exhibits are submitted herewith or incorporated by reference herein.

        Exhibit
         Number      Exhibit

          4(a) Amended and Restated Certificate of Incorporation of TrustCo Bank Corp NY is incorporated by reference herein from TrustCo Bank Corp NY's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997.

          4(b) Amended and Restated By-Laws of TrustCo Bank Corp NY are incorporated by reference herein from TrustCo Bank Corp NY's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998.

          5(a)       Opinion of Lewis, Rice & Fingersh, L.C.

         10(a)       Amended and Restated 1995 TrustCo Bank Corp NY Stock Option
                     Plan.

         23(a)       Consent of KPMG LLP.

         23(b) Consent of Lewis, Rice & Fingersh, L.C. (included as part of Exhibit 5(a)).

           24        Powers of Attorney.

           99        Statement of KPMG LLP.


Item 9.  Undertakings


         (a)      The Company hereby undertakes:


                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;


                           (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;


                           (ii) to reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                          (iii) to include any material  information  with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;


         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
         Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.


                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


         (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Schenectady, State of New York, on 18 May,1999.

                                        TRUSTCO BANK CORP NY


                                           By /s/Robert A.McCormick
                                           Robert A. McCormick
                                           President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on 18 May, 1999.



Name                                                  Title/Position

                                                President, Chief Executive
Robert A. McCormick                               Officer and Director
                                                  (Principal Executive Officer)

                                                 Vice President and
Robert T. Cushing                              Chief Financial Officer
                                               (Principal Financial and
                                                 Accounting Officer)

        *                                              Director
Barton A. Andreoli

        *                                              Director
Lionel O. Barthold

        *                                              Director
M. Norman Brickman

        *                                              Director
Anthony J. Marinello, M.D., PhD

        *                                               Director
Nancy A. McNamara

        *                                               Director
John S. Morris, PhD

        *                                               Director
James H. Murphy, D.D.S.

        *                                               Director
Richard J. Murray, Jr.

        *                                               Director
Kenneth C. Petersen

        *                                               Director
William D. Powers

        *                                               Director
William J. Purdy

        *                                               Director
William F. Terry



        * By:   /s/William F. Terry
                William F. Terry
                Attorney-in-Fact

                              TRUSTCO BANK CORP NY
                         FORM S-8 REGISTRATION STATEMENT

                                  Exhibit Index

      Exhibits                                                             Page*
       4(a)    Amended and  Restated  Certificate  of  Incorporation
               of TrustCo Bank Corp NY is  incorporated  by  reference
               herein from TrustCo Bank Corp NY's  Quarterly  Report on
               Form 10-Q for the  quarter  ended  June 30, 1997......       N/A

       4(b)    Amended and Restated  By-Laws of TrustCo Bank Corp NY
               are incorporated by reference  herein from TrustCo Bank
               Corp NY's  Quarterly  Report on Form 10-Q for the quarter
               ended September 30, 1998.............................        N/A

       5(a)    Opinion of Lewis, Rice & Fingersh, L.C...............       ____

       10(a)   Amended and Restated 1995 TrustCo Bank Corp NY Stock
               Option Plan..........................................       ____

       23(a)   Consent of KPMG LLP..................................       ____

       23(b)   Consent of Lewis, Rice & Fingersh,  L.C.  (included as
               part of Exhibit  5(a)................................       ____

       24      Powers of Attorney...................................       ____

       99     Statement of KPMG LLP.................................       ____

_________________

*Only pages of the manually signed original of the Registration Statement are numbered sequentially.

                                  Exhibit 5(a)

                          LEWIS, RICE & FINGERSH, L.C.

                                ATTORNEYS AT LAW

                           500 N. BROADWAY, SUITE 2000
                         ST. LOUIS, MISSOURI 63102-2147
TEL (314) 444-7600              WWW.LRF.COM                  FAX (314) 241-6056






                                 May 18, 1999


TrustCo Bank Corp NY
320 State Street
Schenectady, New York 12305

                        Re:      Registration on Form S-8 of 1,175,000 Shares
                        of Common Stock for Issuance Pursuant to the Amended and Restated 1995 TrustCo Bank Corp NY Stock Option Plan

Ladies and Gentlemen:

         In connection with the registration with the Securities and Exchange Commission of 1,175,000 shares of common stock, $1.00 par value per share (the "Securities"), of TrustCo Bank Corp NY (the "Company"), you have requested that we furnish you with our opinion as to the legality of the issuance of the Securities in connection with the Amended and Restated 1995 TrustCo Bank Corp NY Stock Option Plan (the "Plan").

         As counsel to the Company, we have participated in the preparation of the Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Registration Statement") with respect to the Securities. We have examined and are familiar with the Company's Articles of Incorporation, Bylaws, each as amended, records of corporate proceedings, the Registration Statement, the Plan and such other documents and records as we have deemed necessary for purposes of this opinion.

         Based on the foregoing, we are of the opinion that the Securities have been duly and validly authorized and will, when issued as contemplated in the Plan, be legally issued, fully paid and non-assessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement.

                                                     Sincerely,

                          LEWIS, RICE & FINGERSH, L.C.

                        /s/ LEWIS, RICE & FINGERSH, L.C.

                                  Exhibit 10(a)

                 AMENDED AND RESTATED 1995 TRUSTCO BANK CORP NY
                                STOCK OPTION PLAN

         WHEREAS, TrustCo Bank Corp NY (the "Company")desires to establish the Amended and Restated 1995 TrustCo Bank Corp NY Stock Option Plan (the "Plan");

         NOW, THEREFORE, the Company does hereby establish the Plan as follows:

SECTION 1:        PURPOSE

         This Amended and Restated 1995 TrustCo Bank Corp NY Stock Option Plan (the "Plan") has been established by TrustCo Bank Corp NY (the "Company") to advance the interests of the Company and its stockholders by providing to certain key employees an opportunity to acquire equity ownership in the Company and the incentive advantages inherent in that equity ownership.

SECTION 2:        DEFINITIONS

         When capitalized and used in this Plan, each of the following terms or phrases has the indicated meaning, unless a different meaning is clearly implied by the content:

"Adoption Date"     means the date this Plan is duly adopted by the Board.

"Board"             means the Company's Board of Directors.

"Code"              means the Internal Revenue Code of 1986, as amended.

"Committee"
                    means the Committee to be appointed by the Board from time to time and to consist of three or more members of the Board who have not been eligible to receive options under the Plan at any time within a period of one year immediately preceding the date of their appointment to such Committee.

"Company"           means TrustCo Bank Corp NY and its subsidiaries.

"Disability"
                    means a Participant's termination of employment by the Company or a Participating Subsidiary by reason of his permanent and total disability, as defined in Code Section 22(e)(3).

"Eligible  Employee"
                    means any executive or other key managerial employee of the Company or any Participating Subsidiary who has been designated by the Board as eligible to participate in the Plan and who is a full-time, salaried employee of the Company or any Participating Subsidiary, provided he is so employed at the date any Stock Option is granted to him.

"Fair Market Value"
                    means the current fair market value of any Stock subject to a Stock Option. During such time as the Stock is not listed on an established stock exchange, fair market value per share shall be the mean between the closing dealer "bid" and "ask" prices for the Stock as quoted by NASDAQ for the day of the grant and if "bid" and "ask" prices are quoted for the day of the grant, the fair market value shall be determined by reference to such prices on the next preceding day on which such prices were quoted. If the Stock is listed on an established stock exchange or exchanges, the fair market value shall be deemed to be the highest closing price of the Stock on such stock exchange or exchanges on the day the option is granted or, if no sale of Stock has been made on any stock exchange on that day, the fair market value shall be determined by reference to such price for the next preceding day on which a sale occurred. In the event that Stock is not traded on an established stock exchange, and no closing dealer "bid" and "ask" prices are available, then the purchase price shall be 100 percent of the fair market value of one share of Stock on the day the option is granted, as determined by the Committee in good faith. The purchase price shall be subject to adjustment only as provided in Section 9 of the Plan.

"Incentive Stock Option"
                    means an option granted to a Participant under this Plan to purchase the Company's Stock, which is designated as an Incentive Stock Option and which satisfies the requirements of Code section 422, as amended.

"Nonqualified  Stock Option"
                    means an option granted to a Participant under this Plan to purchase the Company's Stock and which is not an Incentive Stock Option.

"Option  Agreement"
                    means the written agreement executed between the Participant and the Company evidencing the award of Stock Options under this Plan, as more particularly described in Section 7.


 "Participant"
                    means any Eligible Employee who has been awarded any Stock Option(s) under this Plan and his heirs, legatees, or personal representatives who may succeed to his interests under any Option Agreement at his death.

"Participating Subsidiary"
                    means a Subsidiary some or all whose employees have been designated as eligible Employees by the Board.

"Plan"
                    means the Amended and Restated 1995 TrustCo Bank Corp NY Stock Option Plan as embodied in this document including all amendments to this document made from time to time.

"Shareholder-Employee"
                    means any Eligible Employee who at the time an Incentive Stock Option is to be granted to him under this Plan owns (within the meaning of Code Section 422(b)(6) and (c)(5)) more than 10 percent of the combined voting power of all classes of the Company's Stock or of its parent or subsidiary companies (if any).

"Stock"
                    means shares of the Company's common stock, which may be either authorized but unissued shares or treasury shares.

 "Stock Appreciation Right"
                    means a right, granted to a Participant concurrently with the grant of a Nonqualified Stock Option, to receive a cash payment from the Company upon the partial or complete cancellation of that option by a Participant. Each Option Agreement may provide that the Participant may from time to time elect to cancel all or any portion of the Option then subject to exercise, in which event the Company's obligation in respect of such Option may be discharged by payment to the Participant of an amount in cash equal to the excess, if any, of the Fair Market Value at the time of cancellation of the shares subject to the Option or the portion thereof so cancelled, over the aggregate purchase price for such shares as set forth in the Option Agreement. In the event of such a cancellation, the number of shares as to which such Option was cancelled shall not become available for use under the Plan.

 "Stock Option"
                    or "Option" means a right granted under this Plan to purchase Company Stock, including a Nonqualified Stock Option or an Incentive Stock Option.

 "Subsidiary"
                    means a corporation of which stock possessing 50% or more of the total combined voting power of all classes of its stock entitled to vote generally in the election of directors is owned in the aggregate by the Company directly or indirectly
                    through   one  or  more   Subsidiaries.

SECTION   3:  PLAN  ADMINISTRATION

         The Plan is to be administered by the Committee except as otherwise provided in the Plan. Subject to all other Plan provisions, the Committee is expressly empowered to:

1. select the Eligible Employees who are to receive Stock Options and Stock Appreciation Rights under this Plan from time to time and grant those Options and Stock Appreciation Rights;

2. determine the time(s) at which Stock Options and Stock Appreciation Rights are to be granted;

3. determine the number of shares of Stock to be subject to a Stock Option granted to any Participant;

4. determine the option price and term of each Stock Option granted under this Plan (including whether it is to be an Incentive Stock Option or Nonqualified Stock Option) and all other terms and conditions to be included in the Option Agreement relating to any Stock Options under this Plan;

5. determine the duration and purposes of leaves of absence which may be granted to a Participant without constituting a termination of employment or service for purposes of the Plan;

6. determine all matters of interpretation of the Plan and any Option Agreement, and the Committee's decision is to be binding and conclusive on all persons;

7. determine, in its sole discretion, whether the Company is to accept Stock previously acquired by a Participant as payment of the option price for Stock Options granted under this Plan or whether the Company will permit payment via the simultaneous exercise of Stock Options and sale of the Stock acquired pursuant thereto;

8. prescribe, amend and rescind all rules and regulations relating to the Plan and its operations;

9. in the event of the Company's or a Participating Subsidiary's merger, consolidation, dissolution or liquidation, accelerate the exercise date and expiration date for any unexercised Stock Options then outstanding; and

10. make all other determinations and decisions and take all further actions deemed necessary or advisable for the Plan's administration.

         Notwithstanding any conflicting Plan provision, the Board reserves the right, by written resolution duly adopted by the Board, to terminate from time to time any and all powers delegated to the Committee by the express Plan provisions and, in that event, those Committee powers so terminated by the Board shall revert to and be fully exercisable by the Board to the same extent as they were exercisable by the Committee, provided that no termination of the Committee's powers shall be retroactively effective. Any termination of the Committee's powers under this Plan shall not be deemed a Plan amendment. No Committee or Board member may participate in the decision to award any Stock Option or Stock Appreciation Right under this Plan to himself. Neither the Board nor the Committee may, without the Participant's consent, change the terms and conditions of any Option Agreement after its execution, except to the extent that the Agreement may, by its terms, be so amended.

SECTION 4:        PLAN EFFECTIVE DATE AND DURATION

         This Plan is effective as of the Adoption Date, subject, however, to the Plan's approval by the Company's shareholders either on or before the Adoption Date or within the 12-month period following the Adoption Date. If shareholder approval is not so obtained, all Stock Options, Stock Appreciation Rights and Option Agreements granted under this Plan shall automatically be null and void, ab initio. No Stock Option may be granted under this Plan at any date which is 10 years or more after the Adoption Date.

SECTION 5:        AMENDMENTS AND TERMINATIONS

         This Plan may be amended, suspended, terminated or reinstated, in whole or in part, at any time by the Board; provided, however, that without the approval of the Company's stockholders, the Board may not:

    1. except as provided in Section 9, increase the number of shares of Stock subject to Stock Options issued under this Plan;

    2.   extend the maximum period during which a Stock Option may be exercised;

    3. extend the maximum period during which Incentive Stock Options may be granted under this Plan; or

    4.   change the class of Eligible Employees.

SECTION 6:        SHARES SUBJECT TO THE PLAN

    1. The total number of shares available for grants of Stock Options under this Plan is 3,000,050, subject to the adjustments under Section 9. The shares may be either authorized but unissued shares or treasury shares. If a Stock Option or a portion thereof expires or terminates for any reason without being exercised in full, the unpurchased shares covered by the Option are to be available for future Stock Option grants under this Plan

    2. The maximum aggregate number of shares of Stock with respect to which Stock Options may be granted in any one fiscal year to any single Employee shall be 500,000.

SECTION 7:        GRANTS OF OPTIONS

    1. Nonqualified Stock Options may be granted to any Eligible Employee, at the time(s) and upon such terms and conditions as may be selected by the Committee. At the time of grant of a Nonqualified Stock Option, the Committee may, in its discretion, also grant to the Eligible Employee Stock Appreciation Rights for the total number of shares subject to that Option. The grant of a Nonqualified Stock Option and, if appropriate, Stock Appreciation Rights shall be evidenced by an Option Agreement between the Eligible Employee and the Company containing any terms and conditions specified by the Committee, but including the terms described in
Section 8.

    2. Incentive Stock Options may be granted to any Eligible Employee, at the time(s) and upon such terms and condition as may be selected by the Committee, subject, nevertheless to the following:

   (a) The aggregate Fair Market Value, determined at the time the Incentive Stock Option is granted, of the shares with respect to which Incentive Stock Options are exercisable for the first time by an Eligible Employee during any calendar year (under all stock option plans of the Company and its Subsidiaries to which the provisions of Section 422 of the Code apply) shall not exceed $100,000.

   (b) The grant shall be evidenced by an Option Agreement between the Company and the Eligible Employee containing any terms and conditions specified by the Committee, except that those terms and conditions must conform with
Section 8 and must be consistent with the requirements for an "incentive stock option" as described in Code Section 422(b).

SECTION 8:        TERMS OF OPTIONS AGREEMENT

         All Option Agreements issued under this Plan must include terms that are consistent with the following:

    1. The Participant shall be entitled to purchase the number of shares subject to the Stock Option, upon his exercise of that Option, at a price no less than 100% of the Stock's Fair Market Value at the date of the grant; provided, however, that in the case of an Incentive Stock Option granted to a Shareholder-Employee, the option price is to be no less than 110% of that Fair Market Value.

    2. At the option's exercise, the option price may be paid in cash or cash equivalent -- that is, by certified check, bank draft or postal or express money orders made payable to the Company's order in U.S. dollars. Alternatively, in the Committee's sole discretion, the option price may be paid, in whole or in part, by the Participant's exchange of Company Stock previously acquired by him, based on that Stock's Fair Market Value at the date of exchange or via the simultaneous exercise of Stock Options and sale of the Stock acquired pursuant thereto. However, no Company Stock may be accepted in payment of the option price upon exercise of an Incentive Stock Option, if that Stock was acquired by the Participant's previous exercise of an Incentive Stock Option unless that Stock has been held by the Participant for more than 2 years after the date that previous Option was granted and more than 1 year after the date that previous Option was exercised.

    3. The Option may not be exercisable after the earlier of the following dates:

   (a) If (i) the Option is an Incentive Stock Option but the Participant is not a Shareholder-Employee at the date of grant, or (ii) the Option is not an Incentive Stock Option, the date 10 years after the date of grant;

   (b) If the Participant is a Shareholder-Employee at the date grant and the Option is an Incentive Stock Option, the date 5 years after the date of grant;

   (c) If the Participant's employment terminates for reasons other than his death or Disability or retirement, the date three months after the date his employment terminates;

   (d) If the Participant terminates employment as a result of Disability or retirement, the date described in Item 3(a) or 3(b), whichever is applicable;

   (e) If the Participant dies, the date prescribed by the Committee, except that no Option shall be exercisable after the date described in Item 3(a) or 3(b) of Section 8, whichever is applicable.

If the Option is an Incentive Stock Option and the Participant's employment terminates due to Disability or retirement, the tax treatment available pursuant to Code Section 422 upon the exercise of an Incentive Stock Option will not be available to a Participant who exercises any Incentive Stock Option more than
(a) three months after the date of the termination of employment due to retirement or (b) twelve months after the date of termination of employment due to Disability. If the Option is an Incentive Stock Option and the Participant dies, the tax treatment available pursuant to Code Section 422 upon the exercise of an Incentive Stock Option will not be available to the Participant's estate or any person who acquires the Option by bequest or inheritance or by reason of the death of the Participant unless the Participant was eligible for such tax treatment at the time of his death.
         Notwithstanding the foregoing, the committee, in its discretion, may further limit the period during which all or any portion of a Stock Option may be exercised and may accelerate the time at which an Option maybe exercised.

    4. Acceleration and the immediate right to exercise options in full will occur upon a change in control of the Company, which is defined to include any one or more the following:

    (a) a contract providing for a merger or consolidation of the Company with or into another entity (except in the case where the Company is the surviving entity and the merger does not affect the stock interest of the stockholders of the Company) or a sale of substantially all the assets of the Company is executed;

    (b) a single entity or individual (including any related parties to such entity or individual) acquires 20% or more of the outstanding stock of the Company; or

    (c) a  situation  occurs  in  which,   during  any  period  of  12
consecutive months, individuals who at the beginning of such period were members of the Board cease for any reason to constitute at least a majority of the Board, unless the nomination or election of each new director was approved by at least two-thirds of the directors then still in office who were directors at the beginning of such period.

         Upon exercise of an Option during the 60-day period from and after the date of a change of control, the Participant exercising the Option may, in lieu of the receipt of Stock upon the exercise of the Option, elect by written notice to the Company to receive an amount in cash equal to the excess of the aggregate Value (as defined below) of the shares of Stock covered by the Option or portion thereof surrendered determined on the date the Option is exercised, over the aggregate exercise price of the Option (such excess is referred to herein as the "Aggregate Spread"); provided, however, and notwithstanding any other provision of this Plan, if the end of such 60-day period from and after the date of a change of control is within six months of the date of grant of an Option held by a Participant who is an officer of the Company (for purposes of Section 16(b) of the Exchange Act), such Option shall be canceled in exchange for a cash payment to the Participant equal to the Aggregate Spread on the day which is six months and one day after the date of grant of such Option. As used in this Section 12(a)(iii)
  the term  "Value"  means the higher of (i) the  highest  Fair Market
Value during the 60-day period from and after the date of a change of control, and (ii) if the change of control is the result of a transaction or series of transactions described in paragraphs (a) or (b) above, the highest price per share of the Stock paid in such transaction or series of transactions (which in the case of paragraph (b) shall be the highest price per share of the Stock as reflected in a Schedule 13D by the person having made the acquisition). Notwithstanding the foregoing, if any right granted pursuant to this paragraph would make a change of control transaction ineligible for pooling of interests accounting under APB No. 16 that but for this paragraph would otherwise be eligible for such accounting treatment, Stock (having a Fair Market Value equal to the cash otherwise payable hereunder) shall be substituted for the cash payable hereunder.

    5.  The  Stock  Option(s)  and any  related  Stock  Appreciation  Rights may be exercised during such Participant's lifetime, only by the Participant and, after his death, only by his heirs legatees or personal representatives who succeed to his interest under the Option Agreement. The Option Agreement, the Stock Options and the Stock Appreciation Rights issued under this Plan shall not be transferable by the Participant other than by will or by the laws of descent and distribution; provided, however, in addition to non-transferable Stock Options, the Committee may grant Nonqualified Stock Options that are transferable, without payment of consideration, to (i) revocable trusts for the benefit of immediate family members which qualify as grantor trusts for Federal income tax purposes, (ii) by gift to immediate family members, and (iii) to partnerships whose only partners are immediate family members. The Committee may also amend outstanding Nonqualified Stock Options to provide for such transferability. Notwithstanding the foregoing, in the event that a transferable Nonqualified Stock Option is transferred as permitted herein, such Nonqualified Stock Option(s) may be exercised by such transferee. The transferee of a transferable Nonqualified Stock Option is subject to all conditions applicable to the transferable Nonqualified Stock Option prior to its transfer.

    6.  The  aggregate  Fair  Market  Value  (determined  at the time the
Option is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time by such individual during any calendar year (under all such plans of the individual's employer corporation and its parent and subsidiary corporation) shall not exceed $100,000.

    7. The acceleration provisions of Section 8, Items 4 and 8 of the Plan shall override restrictions contained in Section 8, Item 6.

    8. If a Participant's employment terminates by his death, Disability or retirement, the exercise of each Option shall accelerate and become exercisable in full upon such termination, and shall remain exercisable throughout the period permitted for exercise as described in Item 3 of this
Section 8.

    9. If a Participant dies during the period which he or she could have exercised an Option under Item 3 of Section 8 of the Plan, then the Option may be exercised by the executors or administrators of the Participant's estate, or by any person or persons who may have acquired the Option, directly from the Participant by bequest or inheritance within a period prescribed by the Committee after the Participant's death, except that no Option shall be exercisable after its expiration date as defined in Item 3(a) or 3(b) of Section 8, whichever is applicable.

SECTION 9:        RECAPITALIZATION

        The number of shares of Stock subject to this Plan, the number of shares of Stock covered by each outstanding Option (and any corresponding Stock Appreciation Rights), and the price per share in each Option, are to be proportionately adjusted for any increase or decrease in the number of issued shares of Company Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on the Company's common stock) or any other increase or decrease in the number of those shares effected without receipt of consideration by the Company.

         Subject to any required action by the Stockholders if the Company shall be the surviving corporation in any merger or consolidation, each outstanding Stock Option (and any corresponding Stock Appreciation Rights) shall pertain to and apply to the securities to which a holder of the number of shares of stock subject to that Option would have been entitled. A dissolution or liquidation of the Company, a proposed sale of substantially all of the assets of the Company, or a merger or consolidation in which the Company is not the surviving
Corporation, shall cause each outstanding Option (and any corresponding stock Appreciation Rights) to terminate as of a date to be fixed by the Board; provided that no less than 30 days written notice of the date so fixed shall be given to each Optionee, and each Optionee shall have the right, during the period of 30 days preceding such termination, to exercise his option as to all or any part of the shares covered thereby, including shares as to which such option would not otherwise be exercisable.

         The foregoing adjustments shall be made by the Committee. Fractional shares resulting from any adjustment in options pursuant to this Section 9 may be settled as the Committee or the Board (as the case may be) shall determine.

SECTION 10:       GOVERNMENT AND OTHER REGULATIONS

         No Option shall be exercisable, no Stock shall be issued, no certificate for shares of Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations. The Company shall have the right to rely on the opinion of its counsel as to such compliance. Any share certificate issued to evidence Stock for which an Option is exercised may bear such legends and statements as the Committee may deem advisable to assure compliance with federal and state laws and regulations. No Option shall be exercisable, no Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.

SECTION 11:       INDEMNIFICATION OF COMMITTEE

         In addition to such other rights of indemnification that they may have as officers or directors, the Committee members shall be indemnified by the Company against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the Plan's administration and the defense of any action, suit, or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reasons of any action taken or failure to act under or in connection with the Plan or any Option or Stock Appreciation Right granted thereunder. The Committee members are also to be indemnified against all amounts paid by them in settlement thereof (provided that settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for gross negligence or willful misconduct in the performance of his/her duties; provided that within 60 days after institution of any such action, suit or proceeding a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

SECTION 12:       MISCELLANEOUS

         The adoption of this Plan, its operation, or any documents describing or referring to this Plan (or any part thereof) shall not confer upon any employee any right to continue in the employ of the Company or in any way affect any right and power of the Company to terminate the employment of any employee at any time with or without assigning a reason thereof.

        This Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under the Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations which may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

         The Company shall deduct from any payment, or otherwise collect from the recipient, any taxes required to be withheld by federal, state or local governments in connection with any Stock Option. The recipient may elect, subject to approval by the Committee, to have shares of Stock withheld by the Company in satisfaction of such taxes, or to deliver other shares of stock owned by the recipient in satisfaction of such taxes. The number of shares to be withheld or delivered shall be calculated by reference to the Fair Market of the appropriate class or series of Stock on the date that such taxes are determined.

SECTION 13:       WITHHOLDING

         The Plan shall be administered in the State of New York and the validity, construction, interpretation, administration and effect of the Plan shall be determined solely in accordance with the laws of that State.

         IN WITNESS WHEREOF, the Company has caused this Plan to be executed on this 18th day of May, 1999.


                                   TRUSTCO BANK CORP NY



                                  By: /s/Robert A. McCormick

                                  By: Robert A. McCormick
                                  Title: President and Chief Executive Officer

                                  Exhibit 23(a)


KPMG
515 BROADWAY
ALBANY, NY 12207

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




The Board of Directors
TrustCo Bank Corp NY:

We consent to incorporation by reference in the registration statement on Form S-8 related to the registration of additional shares for the Amended and Restated 1995 TrustCo Bank Corp NY Stock Option Plan filed by TrustCo Bank Corp NY under the Securities Act of 1933 of our audit report dated January 22, 1999, relating to the consolidated statements of condition of TrustCo Bank Corp NY and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1998, which report appears in the December 31, 1998 Annual Report on Form 10-K of TrustCo Bank Corp NY.

/s/ KPMG LLP


May 17, 1999

                          LEWIS, RICE & FINGERSH, L.C.

                                ATTORNEYS AT LAW

                           500 N. BROADWAY, SUITE 2000
                         ST. LOUIS, MISSOURI 63102-2147
TEL (314) 444-7600              WWW.LRF.COM                  FAX (314) 241-6056






                                 May 18, 1999


TrustCo Bank Corp NY
320 State Street
Schenectady, New York 12305

                        Re:      Registration on Form S-8 of 1,175,000 Shares
                        of Common Stock for Issuance Pursuant to the Amended and Restated 1995 TrustCo Bank Corp NY Stock Option Plan

Ladies and Gentlemen:

         In connection with the registration with the Securities and Exchange Commission of 1,175,000 shares of common stock, $1.00 par value per share (the "Securities"), of TrustCo Bank Corp NY (the "Company"), you have requested that we furnish you with our opinion as to the legality of the issuance of the Securities in connection with the Amended and Restated 1995 TrustCo Bank Corp NY Stock Option Plan (the "Plan").

         As counsel to the Company, we have participated in the preparation of the Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Registration Statement") with respect to the Securities. We have examined and are familiar with the Company's Articles of Incorporation, Bylaws, each as amended, records of corporate proceedings, the Registration Statement, the Plan and such other documents and records as we have deemed necessary for purposes of this opinion.

         Based on the foregoing, we are of the opinion that the Securities have been duly and validly authorized and will, when issued as contemplated in the Plan, be legally issued, fully paid and non-assessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement.

                                                     Sincerely,

                          LEWIS, RICE & FINGERSH, L.C.

                        /s/ LEWIS, RICE & FINGERSH, L.C.

                                   Exhibit 24






                                POWER OF ATTORNEY

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                       for

                              AMENDED AND RESTATED
                   1995 TRUSTCO BANK CORP NY STOCK OPTION PLAN

                                       of

                              TRUSTCO BANK CORP NY


        KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints ROBERT A. McCORMICK, WILLIAM F. TERRY and ROBERT T. CUSHING, and each of them, the true and lawful attorneys-in-fact and agents for him and in his name, place or stead, in any and all capacities, to sign and file, or cause to be filed, with the Securities and Exchange Commission (the "Commission"), any registration statement or statements on Form S-8 under the Securities Act of 1933, as amended, relating to the issuance of shares of any class of stock or other securities of TrustCo Bank Corp NY (the "Company") in connection with the Amended and Restated 1995 TrustCo Bank Corp NY Stock Option Plan of the Company, or the issuance of any interests in such plan, and any and all amendments and supplements thereto, before or after effectiveness of such statements, and any and all other documents required to be filed with the Commission in connection therewith, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully and to all intents and purposes as the undersigned might or could do in person, and ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

        Dated: May 18, 1999




                               /s/Barton A. Andreoli
                                  Barton A. Andreoli

                                POWER OF ATTORNEY

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                       for

                              AMENDED AND RESTATED
                   1995 TRUSTCO BANK CORP NY STOCK OPTION PLAN

                                       of

                              TRUSTCO BANK CORP NY


        KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints ROBERT A. McCORMICK, WILLIAM F. TERRY and ROBERT T. CUSHING, and each of them, the true and lawful attorneys-in-fact and agents for him and in his name, place or stead, in any and all capacities, to sign and file, or cause to be filed, with the Securities and Exchange Commission (the "Commission"), any registration statement or statements on Form S-8 under the Securities Act of 1933, as amended, relating to the issuance of shares of any class of stock or other securities of TrustCo Bank Corp NY (the "Company") in connection with the Amended and Restated 1995 TrustCo Bank Corp NY Stock Option Plan of the Company, or the issuance of any interests in such plan, and any and all amendments and supplements thereto, before or after effectiveness of such statements, and any and all other documents required to be filed with the Commission in connection therewith, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully and to all intents and purposes as the undersigned might or could do in person, and ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

        Dated: May 18, 1999



                               /s/Lionel O. Barthold
                                  Lionel O. Barthold

                                POWER OF ATTORNEY

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                       for

                              AMENDED AND RESTATED
                   1995 TRUSTCO BANK CORP NY STOCK OPTION PLAN

                                       of

                              TRUSTCO BANK CORP NY


        KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints ROBERT A. McCORMICK, WILLIAM F. TERRY and ROBERT T. CUSHING, and each of them, the true and lawful attorneys-in-fact and agents for him and in his name, place or stead, in any and all capacities, to sign and file, or cause to be filed, with the Securities and Exchange Commission (the "Commission"), any registration statement or statements on Form S-8 under the Securities Act of 1933, as amended, relating to the issuance of shares of any class of stock or other securities of TrustCo Bank Corp NY (the "Company") in connection with the Amended and Restated 1995 TrustCo Bank Corp NY Stock Option Plan of the Company, or the issuance of any interests in such plan, and any and all amendments and supplements thereto, before or after effectiveness of such statements, and any and all other documents required to be filed with the Commission in connection therewith, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully and to all intents and purposes as the undersigned might or could do in person, and ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

        Dated: May 18, 1999



                             /s/M. Norman Brickman
                                M. Norman Brickman

                                POWER OF ATTORNEY

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                       for

                              AMENDED AND RESTATED
                   1995 TRUSTCO BANK CORP NY STOCK OPTION PLAN

                                       of

                              TRUSTCO BANK CORP NY


        KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints ROBERT A. McCORMICK, WILLIAM F. TERRY and ROBERT T. CUSHING, and each of them, the true and lawful attorneys-in-fact and agents for him and in his name, place or stead, in any and all capacities, to sign and file, or cause to be filed, with the Securities and Exchange Commission (the "Commission"), any registration statement or statements on Form S-8 under the Securities Act of 1933, as amended, relating to the issuance of shares of any class of stock or other securities of TrustCo Bank Corp NY (the "Company") in connection with the Amended and Restated 1995 TrustCo Bank Corp NY Stock Option Plan of the Company, or the issuance of any interests in such plan, and any and all amendments and supplements thereto, before or after effectiveness of such statements, and any and all other documents required to be filed with the Commission in connection therewith, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully and to all intents and purposes as the undersigned might or could do in person, and ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

        Dated: May 18, 1999



                                  /s/Anthony J. Marinello, M.D., Phd
                                     Anthony J. Marinello, M.D., PhD

                                POWER OF ATTORNEY

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                       for

                              AMENDED AND RESTATED
                   1995 TRUSTCO BANK CORP NY STOCK OPTION PLAN

                                       of

                              TRUSTCO BANK CORP NY


     KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints ROBERT A. McCORMICK, WILLIAM F. TERRY and ROBERT T. CUSHING, and each of them, the true and lawful attorneys-in-fact and agents for him and in his name, place or stead, in any and all capacities, to sign and file, or cause to be filed, with the Securities and Exchange Commission (the "Commission"), any registration statement or statements on Form S-8 under the Securities Act of 1933, as amended, relating to the issuance of shares of any class of stock or other securities of TrustCo Bank Corp NY (the "Company") in connection with the Amended 1995 TrustCo Bank Corp NY Stock Option Plan of the Company, or the issuance of any interests in such plan, and any and all amendments and supplements thereto, before or after effectiveness of such statements, and any and all other documents required to be filed with the Commission in connection therewith, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully and to all intents and purposes as the undersigned might or could do in person, and ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

        Dated: May 18, 1999



                                  /s/Nancy A. McNamara
                                     Nancy A. McNamara

                                POWER OF ATTORNEY

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                       for

                              AMENDED AND RESTATED
                   1995 TRUSTCO BANK CORP NY STOCK OPTION PLAN

                                       of

                              TRUSTCO BANK CORP NY


        KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints ROBERT A. McCORMICK, WILLIAM F. TERRY and ROBERT T. CUSHING, and each of them, the true and lawful attorneys-in-fact and agents for him and in his name, place or stead, in any and all capacities, to sign and file, or cause to be filed, with the Securities and Exchange Commission (the "Commission"), any registration statement or statements on Form S-8 under the Securities Act of 1933, as amended, relating to the issuance of shares of any class of stock or other securities of TrustCo Bank Corp NY (the "Company") in connection with the Amended and Restated 1995 TrustCo Bank Corp NY Stock Option Plan of the Company, or the issuance of any interests in such plan, and any and all amendments and supplements thereto, before or after effectiveness of such statements, and any and all other documents required to be filed with the Commission in connection therewith, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully and to all intents and purposes as the undersigned might or could do in person, and ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

        Dated: May 18, 1999



                            /s/John S. Morris, PhD
                               John S. Morris, PhD

                                POWER OF ATTORNEY

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                       for

                              AMENDED AND RESTATED
                   1995 TRUSTCO BANK CORP NY STOCK OPTION PLAN

                                       of

                              TRUSTCO BANK CORP NY


        KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints ROBERT A. McCORMICK, WILLIAM F. TERRY and ROBERT T. CUSHING, and each of them, the true and lawful attorneys-in-fact and agents for him and in his name, place or stead, in any and all capacities, to sign and file, or cause to be filed, with the Securities and Exchange Commission (the "Commission"), any registration statement or statements on Form S-8 under the Securities Act of 1933, as amended, relating to the issuance of shares of any class of stock or other securities of TrustCo Bank Corp NY (the "Company") in connection with the Amended and Restated 1995 TrustCo Bank Corp NY Stock Option Plan of the Company, or the issuance of any interests in such plan, and any and all amendments and supplements thereto, before or after effectiveness of such statements, and any and all other documents required to be filed with the Commission in connection therewith, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully and to all intents and purposes as the undersigned might or could do in person, and ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

        Dated: May 18, 1999



                          /s/James H. Murphy, D.D.S.
                             James H. Murphy, D.D.S.

                                POWER OF ATTORNEY

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                       for

                              AMENDED AND RESTATED
                   1995 TRUSTCO BANK CORP NY STOCK OPTION PLAN

                                       of

                              TRUSTCO BANK CORP NY


        KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints ROBERT A. McCORMICK, WILLIAM F. TERRY and ROBERT T. CUSHING, and each of them, the true and lawful attorneys-in-fact and agents for him and in his name, place or stead, in any and all capacities, to sign and file, or cause to be filed, with the Securities and Exchange Commission (the "Commission"), any registration statement or statements on Form S-8 under the Securities Act of 1933, as amended, relating to the issuance of shares of any class of stock or other securities of TrustCo Bank Corp NY (the "Company") in connection with the Amended and Restated 1995 TrustCo Bank Corp NY Stock Option Plan of the Company, or the issuance of any interests in such plan, and any and all amendments and supplements thereto, before or after effectiveness of such statements, and any and all other documents required to be filed with the Commission in connection therewith, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully and to all intents and purposes as the undersigned might or could do in person, and ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

        Dated: May 18, 1999


                          /s/Richard J. Murray, Jr.
                             Richard J. Murray, Jr.

                                POWER OF ATTORNEY

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                       for

                              AMENDED AND RESTATED
                   1995 TRUSTCO BANK CORP NY STOCK OPTION PLAN

                                       of

                              TRUSTCO BANK CORP NY


        KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints ROBERT A. McCORMICK, WILLIAM F. TERRY and ROBERT T. CUSHING, and each of them, the true and lawful attorneys-in-fact and agents for him and in his name, place or stead, in any and all capacities, to sign and file, or cause to be filed, with the Securities and Exchange Commission (the "Commission"), any registration statement or statements on Form S-8 under the Securities Act of 1933, as amended, relating to the issuance of shares of any class of stock or other securities of TrustCo Bank Corp NY (the "Company") in connection with the Amended and Restated 1995 TrustCo Bank Corp NY Stock Option Plan of the Company, or the issuance of any interests in such plan, and any and all amendments and supplements thereto, before or after effectiveness of such statements, and any and all other documents required to be filed with the Commission in connection therewith, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully and to all intents and purposes as the undersigned might or could do in person, and ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

        Dated: May 18, 1999



                            /s/Kenneth C. Petersen
                               Kenneth C. Petersen

                                POWER OF ATTORNEY

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                       for

                              AMENDED AND RESTATED
                   1995 TRUSTCO BANK CORP NY STOCK OPTION PLAN

                                       of

                              TRUSTCO BANK CORP NY


        KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints ROBERT A. McCORMICK, WILLIAM F. TERRY and ROBERT T. CUSHING, and each of them, the true and lawful attorneys-in-fact and agents for him and in his name, place or stead, in any and all capacities, to sign and file, or cause to be filed, with the Securities and Exchange Commission (the "Commission"), any registration statement or statements on Form S-8 under the Securities Act of 1933, as amended, relating to the issuance of shares of any class of stock or other securities of TrustCo Bank Corp NY (the "Company") in connection with the Amended and Restated 1995 TrustCo Bank Corp NY Stock Option Plan of the Company, or the issuance of any interests in such plan, and any and all amendments and supplements thereto, before or after effectiveness of such statements, and any and all other documents required to be filed with the Commission in connection therewith, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully and to all intents and purposes as the undersigned might or could do in person, and ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

        Dated: May 18, 1999



                                        /s/William D. Powers
                                           William D. Powers

                                POWER OF ATTORNEY

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                       for

                              AMENDED AND RESTATED
                   1995 TRUSTCO BANK CORP NY STOCK OPTION PLAN

                                       of

                              TRUSTCO BANK CORP NY


         KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints ROBERT A. McCORMICK, WILLIAM F. TERRY and ROBERT T. CUSHING, and each of them, the true and lawful attorneys-in-fact and agents for him and in his name, place or stead, in any and all capacities, to sign and file, or cause to be filed, with the Securities and Exchange Commission (the "Commission"), any registration statement or statements on Form S-8 under the Securities Act of 1933, as amended, relating to the issuance of shares of any class of stock or other securities of TrustCo Bank Corp NY (the "Company") in connection with the Amended and Restated 1995 TrustCo Bank Corp NY Stock Option Plan of the Company, or the issuance of any interests in such plan, and any and all amendments and supplements thereto, before or after effectiveness of such statements, and any and all other documents required to be filed with the Commission in connection therewith, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully and to all intents and purposes as the undersigned might or could do in person, and ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

         Dated: May 18, 1999



                                   /s/William J. Purdy
                                      William J. Purdy

                                POWER OF ATTORNEY

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                       for

                              AMENDED AND RESTATED
                   1995 TRUSTCO BANK CORP NY STOCK OPTION PLAN

                                       of

                              TRUSTCO BANK CORP NY


         KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints ROBERT A. McCORMICK, WILLIAM F. TERRY and ROBERT T. CUSHING, and each of them, the true and lawful attorneys-in-fact and agents for him and in his name, place or stead, in any and all capacities, to sign and file, or cause to be filed, with the Securities and Exchange Commission (the "Commission"), any registration statement or statements on Form S-8 under the Securities Act of 1933, as amended, relating to the issuance of shares of any class of stock or other securities of TrustCo Bank Corp NY (the "Company") in connection with the Amended and Restated 1995 TrustCo Bank Corp NY Stock Option Plan of the Company, or the issuance of any interests in such plan, and any and all amendments and supplements thereto, before or after effectiveness of such statements, and any and all other documents required to be filed with the Commission in connection therewith, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully and to all intents and purposes as the undersigned might or could do in person, and ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

         Dated: May 13, 1999



                                 /s/William F. Terry
                                    William F. Terry

                                POWER OF ATTORNEY

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                       for

                              AMENDED AND RESTATED
                   1995 TRUSTCO BANK CORP NY STOCK OPTION PLAN

                                       of

                              TRUSTCO BANK CORP NY


     KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints ROBERT A. McCORMICK, WILLIAM F. TERRY and ROBERT T. CUSHING, and each of them, the true and lawful attorneys-in-fact and agents for him and in his name, place or stead, in any and all capacities, to sign and file, or cause to be filed, with the Securities and Exchange Commission (the "Commission"), any registration statement or statements on Form S-8 under the Securities Act of 1933, as amended, relating to the issuance of shares of any class of stock or other securities of TrustCo Bank Corp NY (the "Company") in connection with the Amended 1995 TrustCo Bank Corp NY Stock Option Plan of the Company, or the issuance of any interests in such plan, and any and all amendments and supplements thereto, before or after effectiveness of such statements, and any and all other documents required to be filed with the Commission in connection therewith, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully and to all intents and purposes as the undersigned might or could do in person, and ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

         Dated: May 18, 1999



                            /s/Robert A. McCormick
                               Robert A. McCormick

                                   Exhibit 99


KPMG
515 Broadway
Albany, NY 12207




The Board of Directors
TrustCo Bank Corp NY:


Re: Registration Statement on Form S-8 related to the registration of additional shares for the Amended and Restated 1995 TrustCo Bank Corp NY Stock Option Plan.

With respect to the subject Registration Statement on Form S-8 filed by TrustCo Bank Corp NY under the Securities Act of 1933, we acknowledge our awareness of the use therein of our report dated April 12, 1999 related to our review of consolidated interim financial information.

Pursuant to Rule 436(c) under the Securities Act of 1933, such reports are not considered part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of sections 7 and 11 of the Act.

/s/ KPMG LLP


May 17, 1999